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                            TRINITY INDUSTRIES, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                                 AMENDMENT NO. 3


         Pursuant to the provisions of Section 6.1 thereof, the Trinity Industries, Inc. Supplemental Retirement Plan, as amended from time to time, (the "Plan"), is hereby further amended, effective as of April 1, 1999, as set forth below:

         FIRST: Section 2.12 of the Plan is hereby amended by restatement in its entirety to read as follows:

         2.12 Participant shall mean an Employee who meets the Eligibility Requirements as determined by the Plan Committee; provided, however, that effective on and after the date of a Change in Control, the term "Participant" shall be limited to those individuals who satisfy the Eligibility Requirements and who were Participants in this Plan as of the date immediately prior to the date of such Change in Control.

         SECOND: Section 4.6 of the Plan is hereby amended by restatement in its entirety to read as follows:

         4.6 Except as provided in Section 4.3 hereof, the benefits payable under this Plan to a Participant who is eligible to receive benefits from his Base Plan shall be made in the form of a single life annuity for the life of the Participant with a ten-year period certain and shall commence at age 65. In calculating the amount of a Participant's benefit payments hereunder, the Participant's benefit shall be calculated pursuant to Section 4.4 of this Plan assuming that the Base Plan benefit is to commence at the same time that benefit payments are to commence hereunder and will be made in the form of a single life annuity for the life of the Participant with a ten-year period certain (without regard to when the Participant has elected to have such Base Plan benefit commence and without regard to the form of the benefit selected under the Base Plan). Notwithstanding the preceding provisions of this Section, a Participant may elect a form of benefit payment under this Plan other than the form described above from among those optional forms of benefit payments available under the Base Plan at the time of the election, and/or may elect to begin the commencement of benefit payments on an earlier date than at age 65, with the payment amount to be adjusted for a different form of benefit or commencement date using the actuarial assumptions provided in the Base Plan; provided, however, that such an election with respect to an alternative form of benefit payments and/or earlier commencement of benefit payments may be made by a Participant only once during any calendar year, and the election will be effective only if the election is made more than 12 months prior to the earlier of (i) the date benefit payments would commence under this Plan without regard to the election or
                  (ii) the date benefit payments would commence under this Plan pursuant to the election.





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                  The preceding provisions of this Section 4.6 to the contrary notwithstanding, any Participant (or beneficiary of a deceased Participant) who has commenced receiving benefit payments under this Plan and who has more than one benefit payment remaining to be paid may elect in writing on a form acceptable to the Company to waive his right to continue receiving benefit payments hereunder and in lieu thereof to receive one lump sum payment in an amount equal to 90% of the present value of the benefit payments remaining to be paid at the time of such lump sum payment. The present value shall be determined using the actuarial assumptions that would be used for calculating lump sum distributions under the Base Plan, and the payment will be made in cash to the Participant (or beneficiary of a deceased Participant) no later than 15 days following receipt of his election by the Company. In the event that a Participant (or beneficiary of a deceased Participant) receives a lump sum payment in accordance with this provision, no further benefits will be owed to or on account of such Participant under this Plan and the remaining 10% of the present value of the monthly payments shall be forfeited.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company on this 30th day of July, 1999.

                                                   TRINITY INDUSTRIES, INC.



                                                   By       [ILLEGIBLE]
                                                     ---------------------------
                                                     Title:


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